Exhibit 5.1

August 5, 2025

James River Group Holdings, Ltd.

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Ladies and Gentlemen:

We have acted as U.S. counsel for James River Group Holdings, Ltd., currently an exempted company limited by shares incorporated under the laws of Bermuda (“James River Bermuda”), in connection with (i) the proposed domestication of James River Bermuda (the “Domestication”) as a corporation in the State of Delaware under the name James River Group Holdings, Inc. (“James River Delaware”) in accordance with Section 388 of the General Corporation Law of the State of Delaware and (ii) the filing by James River Bermuda of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the Domestication.

In arriving at the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the prospectus included in the Registration Statement, (ii) the form of James River Bermuda’s certificate of corporate domestication (the “Certificate of Domestication”) to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”), (iii) the form of James River Delaware’s certificate of incorporation (the “Certificate of Incorporation” and, together with the Certificate of Domestication, the “Certificates”) filed as Exhibit 3.1 to the Registration Statement and (iv) the form of James River Delaware’s By-laws filed as Exhibit 3.2 to the Registration Statement, which is to be in effect upon the completion of the Domestication, (b) examined and relied on such corporate or other organizational documents and records of James River Bermuda and such certificates of public officials, and officers and representatives of the Company as we have deemed appropriate for the purposes of such opinion, (c) examined and relied as to factual matters upon, and assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to us and (d) made such investigations of law as we have deemed appropriate as a basis for such opinion.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies and (iv) the legal capacity of all natural persons executing documents.

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters: (i) that James River Bermuda is, and at all times relevant for purposes of rendering our opinion as expressed herein was, duly organized, validly existing and in good standing under the laws of Bermuda, and has, and at all times relevant for purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388 of the General Corporation Law of the State of Delaware (“DGCL”); (ii) that, at all times relevant for purposes of rendering our opinion as expressed herein, the laws of Bermuda permitted James River Bermuda to domesticate in the State of Delaware pursuant to Section 388 of the DGCL; (iii) that the discontinuance of James River Bermuda in Bermuda and the domestication of James River Bermuda in the State of Delaware pursuant to Section 388 of the DGCL will be duly authorized and duly effected by James River Bermuda in accordance with the laws of Bermuda; (iv) that the current forms of the Certificates, without alteration or amendment (other than filling in the appropriate signatory, date and effective date) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Sections 103 and 388 of the DGCL, and that no other certificate or document has been, or prior to the filing of the Certificates will be, filed by or in respect of James River Delaware with the Secretary of State and that James River Delaware will pay all fees or other charges required to be paid in connection with the filing of the Certificates; (v) that all necessary action was taken, or will be taken, under the applicable laws of Bermuda to authorize and permit James River Bermuda to domesticate in the State of Delaware pursuant to Section 388 of the DGCL and any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit James River Bermuda to domesticate in the State of Delaware pursuant to Section 388 of the DGCL have been, or will be, obtained; and (vi) the issued and outstanding common shares of James River Bermuda as an exempted company limited by shares incorporated under the laws of Bermuda immediately prior to the Domestication were validly issued, fully paid, and non-assessable.

Upon the basis of such examination and subject to the assumptions, limitations, exceptions, and qualifications set forth herein, it is our opinion that, (1) upon the filing with the Secretary of State and effectiveness of the Certificates, James River Bermuda shall be domesticated as a corporation in the State of Delaware and the issued and outstanding common shares, $0.0002 par value per share, of James River Bermuda shall be converted by operation of law into an equivalent number of shares of common stock, par value $0.0002 per share, of James River Delaware (the “Securities”) and (2) when the Registration Statement has become effective under the Act, such Securities will be duly authorized, validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the DGCL, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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